                                                                   EXHIBIT 10.50


                       WILLIAMS COMMUNICATIONS GROUP, INC.
                 CHANGE IN CONTROL SEVERANCE PROTECTION PLAN II
                   (Amended and Restated as of April 18, 2002)


                                  Introduction

         The Board of Directors of Williams Communications Group, Inc. recognizes that, as is the case with many publicly held companies, there always exists the possibility of a change in control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of employees of the Company and its subsidiaries to the detriment of the Company and its enterprise value.

         The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its enterprise value. The Board also believes that when a change in control is perceived as imminent, or is occurring, the Board should be able to receive and rely on the employees' highest level of service to benefit the Company and its enterprise value without concern that employees might be distracted or concerned by the personal uncertainties and risks created by a change in control.

         Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of its employees and to ensure the availability of their continued service, notwithstanding the possibility, threat or occurrence of a change in control.

         In order to fulfill the above purposes, and recognizing that employees shall be entitled to rely on the various benefits, the Board adopts the Williams Communications Group, Inc. Change in Control Severance Protection Plan II, effective June 1, 1999, as amended, restated, and hereby renamed, April 18, 2002.

                        SECTION 1. ESTABLISHMENT OF PLAN

         As of the Effective Date, the Company established a severance compensation plan known as the Williams Communications Group, Inc. Change in Control Severance Protection Plan, which, as amended and restated, is hereby renamed the Williams Communications Group, Inc. Change in Control Severance Protection Plan II, and set forth in this document.

                             SECTION 2. DEFINITIONS

         2.01 Definitions. As used herein, the following words and phrases when used with initial capital letters shall have the following respective meanings.

                  2.01.1 "Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  2.01.2 "Administrative Committee" means the committee appointed by the Benefits Committee to administer the Plan in accordance with Section 7 hereof.

                  2.01.3 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Act.

                  2.01.4 "Agreements" are all or any combination of i) a waiver and release of claims; ii) a non-solicitation agreement; and iii) a confidentiality agreement, each in a form reasonably satisfactory to Employer.

                  2.01.5 "Base Wages" means total annual salary or wages payable by the Employer as consideration for the Participant's service, including any salary deferral contributions made by the Participant to any defined contribution, deferred compensation, cafeteria, or flexible benefit plans maintained by the Employer, as determined by the Benefits Committee as in effect on the date immediately preceding termination of employment, or, if higher, as in effect immediately prior to the first occurrence of an event which constitutes Good Reason. Base Wages shall not include any payments under the Employer's stock, bonus, sales incentive, annual incentive, or other incentive plans in existence immediately prior to a Change of Control, other bonuses or variable compensation, overtime, cost of living pay, housing pay, relocation pay, other taxable fringe benefits, or extraordinary compensation.

                  2.01.6 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.

                  2.01.7 "Benefits Committee" means the committee appointed by the Board to which the Board delegates any or all of its authority regarding the Plan in accordance with Section 7 hereof.

                  2.01.8 "Board" means the Board of Directors of the Company.

                  2.01.9 "Cause" means (i) gross negligence, recklessness or malfeasance in the performance of a Participant's duties; (ii) commission by the Participant of any criminal act, fraud or other material misconduct resulting or intending to result directly or indirectly in gain or personal enrichment at the expense of the Company; (iii) willfully engaging in any conduct relating to the business of the Company that could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company; (iv) misconduct which materially discredits or damages the Company, or violates the Company's policies or procedures; (v) the failure by the Participant to satisfactorily perform his assigned duties; (vi) the Participant's commission of any felony or any crime involving moral turpitude; and (vii) the Participant's regulatory disqualification which prevents, in a material manner, the performance of the Participant's duties.

                  2.01.10 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred;

                           (a) Any Person, is or becomes the Beneficial Owner,
                  directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                           (b) The following individuals, cease for any reason
                  to constitute a majority of the number of Directors then serving: individuals who, on April 18, 2002, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on April 18, 2002, or whose appointment, election or nomination for election was previously so approved or recommended; provided, however that this paragraph (b) shall not apply solely by virtue of a change in the individuals constituting a majority of the number of directors as implemented pursuant to a consummated plan of reorganization of WCG or WCL in a proceeding under Chapter 11 of the Bankruptcy Code (11 U.S.C. Section 1101, et seq.)("Bankruptcy Code") where the ownership of the common stock of the Company is transferred only to creditors of the Company; or

                           (c) There is consummated a merger or consolidation of
                  the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (i) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                           (d) The stockholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition by the Company of all or substantially all the Company's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned by former creditors of the Company that received such securities in respect of their claims upon consummation of a plan of reorganization and in accordance with the terms of such plan of reorganization of WCG or WCL in a proceeding under Chapter 11 of the Bankruptcy Code.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions (i) immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions or (ii) with Leucadia or any of its Affiliates or otherwise involving the acquisition or sale of Beneficial Ownership of voting power of the Company by Leucadia or any of its Affiliates at a time when Leucadia is the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, including without limitation as a result of the resignation, appointment, election or replacement of Directors in connection with such a transaction or series of integrated transactions.

                  2.01.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  2.01.12 "Company" means WCG and shall include any successor to its business and/or assets, whether by operation of law or otherwise, and shall include WCL at any time that the voting securities of WCL are held by any Person other than WCG or its wholly owned Subsidiary.

                  2.01.13 "Cooperative Education Employee" means an individual who is temporarily employed by an Employer while participating in a cooperative education program with his educational institution.

                  2.01.14 "Director" when used in this Plan, means any individual who is a member of the Board of Directors of the Company; provided, however that "Director," when used in Exhibit A and in section 2.01.25, means an employee of an Employer with the title of Director.

                  2.01.15 "Effective Date" means June 1, 1999.

                  2.01.16 "Eligible Employee" means an individual who is a full-time or part-time regular Employee of an Employer and who is not an Excluded Employee at the time a Change in Control occurs. Employees who are subject to a collective bargaining agreement shall only be eligible to the extent that such collective bargaining agreement provides for coverage under the Plan and shall be eligible in accordance with the provisions of the collective bargaining agreement. Employees subject to a written employment contract shall only be eligible to participate in the Plan to the extent expressly provided for by the employment contract. An employee who has a separate agreement with his Employer for the payment of a benefit related to termination is not eligible under this Plan and, pursuant to subsection 4.02.4, a termination of that employee will not give rise to a Severance Benefit.

                  2.01.17 "Employee" means an individual who is reported as a common law employee on the payroll record of an Employer. The term Employee does not include any other common law employee or any Leased Employee. In particular, it is expressly intended that individuals not treated as common law employees by an Employer on its payroll records are to be excluded from plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

                  2.01.18 "Employer" means the Company or a Subsidiary or Affiliate that has adopted the Plan pursuant to Section 8 hereof and which employs an Eligible Employee.

                  2.01.19 "Excluded Employee" means any (as these terms are defined herein) Foreign Employee, Leased Employee, Independent Contractor, Cooperative Education Employee, seasonal employee or temporary employee. Excluded Employees shall not be Eligible Employees under the Plan. Excluded Employees include any individual not treated as a common law employee by an Employer on its payroll records, even if a court or administrative agency subsequently determines that such individuals are common law employees. Similarly, it is expressly intended that the classification of any Employee be consistent with the payroll records of the Employer even if a court or administrative agency subsequently determines otherwise.

                           In addition, Employees who are eligible to participate in the Williams Communications Group, Inc. Change in Control Severance Protection Plan I, as amended and restated from time to time, or who have waived participation therein are not eligible employees under the Plan and are Excluded Employees.

                  2.01.20 "Foreign Employee" means a non-U.S. citizen who is living outside the United States. U.S. Citizens living outside the United States, and non-U.S. citizens living in the United States are not Foreign Employees.

                  2.01.21 "Good Reason" shall mean the occurrence of any of the following events without Participant's consent: (i) a material diminution in a Management Level Participant's duties, authorities or responsibilities from those existing immediately prior to the Change in Control, (ii) a reduction of the aggregate of a Participant's Base Wages and Target Incentive in excess of 20% from the aggregate immediately prior to the Change in Control, (iii) removal from or failure to reelect a Participant to any corporate office of the Company (other than due to the resignation by the officer or refusal to accept a nomination to such office), or (iv) the relocation of a Participant's principal office more than 50 miles from its location immediately prior to the Change in Control.

                  2.01.22 "Hire Date" means the date upon which an Eligible Employee's most recent employment with his Employer commenced; except that if a former Participant who has received a benefit under this Plan or any other severance plan of the Company is rehired by the same Employer within fewer weeks of his Termination Date than the weeks by which a Severance Benefit was calculated under Section 4.03, the Hire Date for purposes of subsequent participation in this Plan shall be the date of hire for the period of employment ending with the last preceding Termination Date.

                           Hire Date with an Employer will include continuous service with a predecessor company only to the extent required by law or that the Benefits Committee, in its discretion, determines that such service shall be included in years of service. The Administrative Committee shall notify participants of such a determination when made.

                  2.01.23 "Independent Contractor" means an individual vendor, or employee of a vendor, that has a contract with the Company, a Subsidiary or Affiliate to provide consulting or other services and that retains the independent right to control the means and manner of achieving the results sought by the Company.

                  2.01.24 "Leased Employee" means any person (other than an Employee of an Employer) who, pursuant to an agreement between an Employer and any leasing organization, has performed services for an Employer (or for an Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of an Employer.

                  2.01.25 "Management Level Participant" means a Participant with the title of Chief Executive Officer, Chief Financial and Corporate Services Officer, Chief Operating Officer, Chief People Officer, General Counsel, Vice President, Director, or Manager of WCL, or their equivalent levels within the WCL organization, as determined by the official company records of WCL and the Benefits Committee.

                  2.01.26 "Participant" shall mean an Eligible Employee who becomes a Participant in accordance with subsection 3.01 hereof.

                  2.01.27 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  2.01.28 "Plan" means the Williams Communications Group, Inc. Change in Control Severance Protection Plan II.

                  2.01.29 "Related Party" means (i) a Subsidiary, (ii) an employee or group of employees of the Company or any Subsidiary, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

                  2.01.30 "Severance Benefit" means the amounts payable and benefits continued in accordance with subsection 4.03 hereof.

                  2.01.31 "Subsidiary" means any corporation, partnership or joint venture in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock or a majority of the capital or profits interests of such partnership or joint venture.

                  2.01.32 "Target Incentive" means the target incentive established for a Participant under the annual sales incentive plan or annual incentive plan in which he participates with respect to the fiscal year in which his termination of employment occurs, or, if higher, with respect to the fiscal year immediately preceding the fiscal year in which occurs the first event which constitutes Good Reason.

                  2.01.33 "Termination Date" means the date designated by the Employer as the Employee's final day of employment.

                  2.01.34 "WCG" means Williams Communications Group, Inc.

                  2.01.35 "WCL" means Williams Communications, LLC, a wholly owned subsidiary of Williams Communications Group, Inc.

                  2.01.36 "Weeks Benefit" means 1/52nd of the sum of Base Wages and Target Incentive.

                             SECTION 3. ELIGIBILITY

         3.01 Participation. In the event of a Change in Control, each Eligible Employee at the time the Change in Control occurs shall become a Participant at that time.

         3.02 Duration of Participation. A Participant shall cease to be a Participant either i) when he ceases to be employed by the Employer, or ii) the date that is two (2) years after the date the employee became a Participant, whichever is earlier. A Participant who becomes entitled to payment of a Severance Benefit pursuant to subsections 4.01 and 4.03.1 shall remain a Participant until the full amount of the Severance Benefit has been paid to the Participant.

                          SECTION 4. SEVERANCE BENEFIT

         4.01 Right to Severance Benefit under The Plan. Except as set forth in subsection 4.02 hereof, and subject to the execution and effectiveness of the Agreements required by subsection 4.03.1 hereof, a Participant shall be entitled to receive a Severance Benefit if, within two (2) years after a Change in Control, the Employer terminates Participant's employment, or the Participant terminates employment for Good Reason, provided that:

         i) a Participant who intends to terminate his employment due to Good Reason must give written notice of same to his Employer within sixty (60) days after the date on which the Participant first has knowledge of the occurrence of an event constituting Good Reason, and the Employer shall have ten (10) business days following Participant's written notice to cure. Any such written notice received by the Employer following the sixty (60) day period shall not be effective and the Participant shall be deemed to have waived his right to terminate employment for Good Reason with respect to such event ("Waiver of Good Reason");

         and

         ii) a Participant must remain employed until his Termination Date unless otherwise approved by the Chief People Officer of WCL.

                  4.01.1 A Severance Benefit may be provided to a Participant who is on short-term disability leave pursuant to his Employer's short-term disability policy. If the Participant's medically documented return-to-work date would have been within six (6) months of the initial date of Participant's disability had no Severance occurred, the Participant will be entitled to a Severance Benefit effective as of the date the Participant would have returned to work.

         4.02 No Right To Severance Benefit under The Plan. Notwithstanding
Section 4.01, if a Participant's employment is terminated for the following reasons or in connection with the following events, the Participant shall not be entitled to any Severance Benefit, regardless of the occurrence of a Change in Control.

                  4.02.1 Termination for Cause.

                  4.02.2 Voluntary Termination by the Participant without Good Reason, or upon Waiver of Good Reason.

                  4.02.3 Termination while on Educational or Personal Leave, as the Employer defines those terms.

                  4.02.4 Eligibility for Other Benefit by Agreement. Eligibility for a separate payment upon termination under the terms of an employment contract or other agreement with Employer.

                  4.02.5 Death.

                  4.02.6 Termination while on Long-Term Disability. Receipt of long-term disability benefits under the Employer's Long-Term Disability Plan at the time of notification of termination.

                  4.02.7 Termination With Offer for Successor Employment. A termination with offer for successor employment shall have occurred when, within two (2) years of a Change in Control, the Company or the Participant's Employer sells, outsources, assigns, or otherwise disposes of substantially all of the functions of the Subsidiary, business unit or other functional group (or all or substantially all of the assets thereof) in which the Participant was employed before such sale, disposition, outsourcing or assignment to any Person, and the Participant is offered employment with the acquirer or successor on comparable terms and conditions under which he worked for his Employer. An offer will be deemed "comparable" if the position provides to any Participant at least eighty percent

         (80%) of the aggregate of such Participant's Base Wages and his Target Incentive as of his Termination Date, and the location of Participant's principal office does not move by more than fifty (50) miles. Such terms and conditions shall include an agreement or plan binding on such acquirer or successor, providing that upon any termination of employment with the acquirer or successor of the sort described in subsection 4.01 hereof within two (2) years of such sale or disposition, the acquirer or successor shall pay to each such former Participant the Severance Benefit that such former Participant would have received under this Plan had he been a Participant at the time of such termination. For purposes of determining the amount required to be paid by the acquirer or successor, the Participant's title shall be deemed to be the higher of the title which the Participant held immediately prior to the Change in Control and the title which the Participant held immediately prior to such sale, disposition, outsourcing or assignment.

         4.03 Severance Benefit.

                  4.03.1 Subject to the execution and effectiveness of the Agreements, and without the necessity of a claim being made under subsection 7.05 hereof, the Company shall pay a Participant who is entitled to a Severance Benefit under subsection 4.01 an amount (the "Severance Benefit") equal to the following:

                           4.03.1.1 A Non-Management Level Participant who has
                  completed one full year of service, calculated from his Hire Date, shall receive two (2) Weeks Benefit, subject to the deductions allowed in Sections 4.04 and 9.06, for each completed year of service with the Employer. Notwithstanding the foregoing, the Severance Benefit shall be a minimum of six
                  (6) Weeks Benefit and a maximum of fifty-two (52) Weeks Benefit. Partial years of service shall not be included in the severance calculation.

                           4.03.1.2 A Non-Management Level Participant who has
                  completed less than one (1) year of service shall be entitled to two (2) Weeks Benefit, subject to the deductions allowed in Sections 4.04 and 9.06.

                           4.03.1.3 Regardless of length of service, Management
                  Level Participants shall be entitled to a Severance Benefit of the greater of i) two (2) Weeks Benefit, subject to the deductions allowed in Sections 4.04 and 9.06, for each full completed year of service with the Employer, calculated from Participant's Hire Date, with a maximum of fifty-two (52) Weeks Benefit; or ii) the amount set forth on Exhibit A hereto, subject to the deductions allowed in Sections 4.04 and 9.06.

                           4.03.1.4 If a Participant receives a payment under
                  subsections 4.03.1.1 - .3 hereof, the Company shall also provide the Participant with a lump sum payment equal to the full COBRA cost of Participant's premium for his elected medical coverage at his Termination Date, for the greater of the number of weeks upon which the Participant's Severance Benefit is calculated or the "Deemed Severance Period" (determined in accordance with Exhibit A), but in no event less than three months. Participants who have waived medical coverage will not receive a payment under this section. This subsection 4.03.1.4 shall not be interpreted so as to limit any benefits to which the Participant, the Participant's dependents or the Participant's beneficiaries may be entitled under any of the Company's employee benefit plans, programs, or practices following the Participant's termination of employment, including, without limitation, retiree medical benefits.

                           4.03.1.5 Notwithstanding anything in this Plan to the
                  contrary, to the extent that the Employer makes a payment to the Participant in accordance with federal, state, or local law (U.S. or foreign) in connection with a termination of employment or pursuant to plant closing law, (including, but not limited to the Worker Adjustment and Retraining Notification Act, 29 U.S.C.A. 2101-2109), or otherwise, the Severance Benefit shall be reduced by any and all such payments. In addition, should the Employer be required to provide a notice payment pursuant to federal, state, or local plant closing law (U.S. or foreign), the Severance Benefit shall be reduced to the extent that the notice payment represents time that the Participant remains on the Employer's active payroll beyond the final date that the Participant actually works.

                           4.03.1.6 A Participant shall not be required to
                  mitigate damages or the amount of this Severance Benefit by seeking other employment or otherwise, nor shall the amount of his Severance Benefit be reduced by any compensation earned by the Participant as a result of employment after his termination of employment with the Employer.

                           4.03.1.7 Subject to subsection 4.03.5 hereof,
                  benefits payable under this Plan shall be paid in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation rights, options, or other benefits which may be owed to a Participant following termination.

         4.03.2 Amounts Owed to Employer. Notwithstanding anything herein to the contrary, the Employer may deduct from the amount of the Severance Benefit payable to a Participant by any amounts owed to the Employer by the Participant under a previous written agreement. Specifically, the Employer may withhold from the Severance Benefit overdue credit card balances and any other liquidated amounts that the Participant has previously agreed in writing may be withheld. However, nothing in this section shall allow the Employer to reduce the Severance Benefit below One Thousand Dollars ($1,000.00).

         4.03.3 Payment. The Severance Benefit shall be paid in a lump sum as soon as practical following the date on which the Agreements have been properly executed by the Participant, returned to the Employer and have become effective by their terms.

         4.03.4 Rehire. Notwithstanding anything to the contrary herein, if a Participant is rehired by his Employer after receiving a Severance Benefit under the Plan, the Participant may retain the portion of the Severance Benefit representing the period between the Termination Date and the date of commencement of employment following rehire, but must repay the balance to the Employer.

         4.03.5 Exclusive Severance Benefit. Any Severance Benefit that is paid to a Participant under this Plan shall be the exclusive payment to which a Participant is entitled from the Company upon Severance and is in lieu of any other severance, change in control severance or termination benefit to which the Participant might otherwise become eligible, whether pursuant to the Williams Communications Group, Inc. Change in Control Severance Protection Plan I, the Williams Communications Group, Inc. Severance Protection Plan or otherwise.

                         SECTION 5. SUCCESSOR TO COMPANY

                  This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) which becomes such on or after a Change in Control has occurred to all or substantially all of the business and/or assets of the Company or WCL in the same manner and to the same extent that the Company or WCL would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor (which becomes such on or after a Change in Control has occurred) would not by the foregoing provision or by operation of law be bound by this Plan, the Company and WCL shall require such successor expressly and unconditionally to assume and agree to perform the Company's and WCL's obligations under this Plan, in the same manner and to the same extent that the Company and WCL would be required to perform if no such succession had taken place.

                 SECTION 6. DURATION, AMENDMENT AND TERMINATION

         6.01 Duration. The Plan shall continue indefinitely unless terminated as provided in subsection 6.02 hereof.

         6.02 Amendment and Termination. The Plan may be terminated or amended in any respect by a written resolution adopted by a majority vote of the Board at any time except:

                           (i) for a period of two (2) years following a Change in Control, or

                           (ii)     during the period beginning on the date two
                                    (2) months prior to the Company's signing of any agreement the consummation of which would constitute a Change in Control and ending upon the earlier to occur of:

                                    (1) the second (2nd) anniversary of a Change in Control; or

                                    (2) a cancellation of such an agreement, provided that the Company does not enter into any other agreement, the consummation of which would constitute a Change in Control, within the six (6) months following such cancellation, or

                           (iii) during the one-year period commencing April 18, 2002.

Notwithstanding the foregoing, the Plan may be amended from time to time to the extent that such amendment increases the benefits payable under the Plan or otherwise constitutes a bona fide improvement of the rights of Participants and/or Eligible Employees under the Plan or does not affect either Participants or Eligible Employees in any adverse manner without their express written consent thereto.

                           SECTION 7. ADMINISTRATION

         7.01 Allocation of Responsibilities.

                  7.01.1 Board of Directors. The Board shall have exclusive authority and responsibility for:

                           (a) The amendment or termination of this Plan in
                  accordance with subsection 6.02 hereof; and

                           (b) The delegation to the Benefits Committee of any
                  authority and responsibility reserved herein to the Board.

                  7.01.2 Committee. The Administrative Committee shall be appointed by the Benefits Committee, and shall serve as plan administrator and shall have exclusive authority and responsibility for those functions set forth in subsection 7.02 hereof, and in other provisions of this Plan.

         7.02 Provisions Concerning the Committee.

                  7.02.1 Membership and Voting. The Administrative Committee shall serve as plan administrator. It shall consist of not less than three (3) members. It shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting shall constitute waiver of notice thereof. A member of the Administrative Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority of the remaining members of the Administrative Committee. The Administrative Committee shall designate one of its members as the Chairman and shall appoint a Secretary who may, but need not, be a member thereof. The Administrative Committee may appoint from its members such subcommittees with such powers as the Administrative Committee shall determine.

                  7.02.2 Duties of the Administrative Committee. The Administrative Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The Administrative Committee shall execute any certificate, instrument or other written direction on behalf of the Plan and may make any payment on behalf of the Plan. All interpretations of this Plan, and questions concerning its administration and application, shall be determined by the Administrative Committee (or its delegate). The Administrative Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or a Related Party.

         7.03 Delegation of Responsibilities; Bonding.

                  7.03.1 Delegation and Allocation. The Board, the Benefits Committee, and the Administrative Committee, respectively, shall have the authority to delegate or allocate, from time to time, by a written instrument, all or any part of their responsibilities under this Plan to such person or persons as each may deem advisable and in the same manner to revoke any such delegation or allocation of responsibility. Any action of a person in the exercise of such delegated or allocated responsibility shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board, or either of the Committees. The Company, the Board, or either of the Committees shall not be liable for any acts or omissions of any such person, who shall periodically report to the Board or the Committee from whom they received their responsibilities, as applicable, concerning the discharge of the delegated or allocated responsibilities.

                  7.03.2 Bonding. The members of each Committee shall serve without bond (except as expressly required by federal law) and without compensation for their services as such.

         7.04 Information to be Supplied by the Company. The Company shall provide to each Committee or its delegate such information as it shall from time to time need in the discharge of its duties.

         7.05 Claims Procedure.

                  7.05.1 Initial Claim for Benefits. Each Participant or beneficiary may submit his claim for benefits to the Administrative Committee (or to such other person as may be designated by it) in writing in such form as is permitted by the Administrative Committee. A Participant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under subsections 7.05.1 and 7.05.2.

                  When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A claimant shall be given a written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

                  7.05.2 Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Administrative Committee review the denial, provided that the claimant files a written request for review with the Administrative Committee within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrative Committee. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

                       SECTION 8. PARTICIPATING EMPLOYERS

         This Plan may be adopted by any Subsidiary or Affiliate. Upon such adoption, the Subsidiary or Affiliate shall become an Employer and the provisions of the Plan shall be fully applicable to the employees of that Subsidiary or Affiliate who become Participants in accordance with subsection
3.01 hereof. This Plan established and vests in each Participant a contractual right to the benefits to which he may become entitled hereunder, enforceable by the Participant against his Employer. The Company agrees unconditionally to guarantee the performance by, and obligation of, each Employer under the Plan.

                            SECTION 9. MISCELLANEOUS

         9.01 Payment Obligations Absolute. The Company's obligation to pay any amounts or to provide benefits continuation or any other benefits described in subsection 4.03 hereof, subject to the deductions expressly allowed in sections
4.04 and 9.06, shall be absolute and unconditional (except as expressly stated in this Plan) and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its Subsidiaries may have against any Participant.

         9.02 Indemnification. If a Participant institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by the Plan, the Company shall, if the Participant prevails in such action, pay for all reasonable legal fees and expenses incurred by such Participant.

         9.03 Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation to retain the Participant as an employee of the Company or a Subsidiary, to change the status of the Participant's employment, or to change the policies of the Company or its Subsidiaries regarding termination of employment.

         9.04 Validity and Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.05 Governing Law. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Delaware, without regard to choice of law principles.

         9.06 Withholding of Taxes. The Company or its Subsidiaries may withhold from any amounts payable under the Plan all federal, state, city and/or other taxes as shall be legally required.

         9.07 Obligations Unfunded. All benefits due a Participant under this Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company and/or one or more Subsidiaries may establish a "grantor trust" for the payment of benefits and obligations hereunder, provided however; that the grantor shall remain responsible for the payment of any such benefits and obligations which are not so paid by any such trust.

         9.08 Construction. For purposes of this Plan, the following rules of construction shall apply:

                  9.08.1 The word "or" is used as a disjunctive but not necessarily exclusively, as the context may require.

                  9.08.2 Words in the singular include the plural; words in the plural include the singular; and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other and neuter genders.

         This Plan, having an Effective Date of June 1, 1999, has been amended, restated, and renamed by the Company as of the 18th day of April, 2002.

                                      WILLIAMS COMMUNICATIONS GROUP, INC.



                                      By: /s/ GERALD L. CARSON
                                          ------------------------
                                          Gerald L. Carson
                                          Chief People Officer

         Williams Communications, LLC hereby adopts the Plan, effective this 18th day of April, 2002 as provided in Section 8.


                                      WILLIAMS COMMUNICATIONS, LLC


                                      By: /s/ GERALD L. CARSON
                                          ------------------------
                                          Gerald L. Carson
                                          Chief People Officer

                                    EXHIBIT A


                          MANAGEMENT LEVEL PARTICIPANTS
                           DEEMED SEVERANCE PERIOD AND
                        CALCULATION OF SEVERANCE BENEFIT


                                                                     Deemed
  Participant's Title/Level          Applicable Formula         Severance Period
-----------------------------   -----------------------------   ----------------

Chief Executive Officer         24 months of Base Wages plus    2 years
                                Target Incentive

Chief Financial and Corporate   18 months of Base Wages plus    18 months
Services Officer, Chief         Target Incentive
Operating Officer,
Chief People Officer,
General Counsel

Vice President                  12 months of Base Wages plus    12 months
                                Target Incentive

Directors                       6 months of Base Wages plus     6 months
                                Target Incentive

Managers                        2 months of Base Wages plus     2 months
                                Target Incentive